UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2025

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-06615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26600 Telegraph Road, Suite 400 Southfield, Michigan	48033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 352-7300

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	(1)	(1)

(1)
On June 25, 2025, the New York Stock Exchange (“NYSE”) filed a Form 25 for Superior Industries International, Inc., a Delaware corporation (the “Company”), in connection with the delisting of the common stock, par value $0.01, of the Company (the “Common Stock”) from the NYSE, which delisting became effective ten days after the Form 25 was filed. The deregistration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended, will be effective 90 days, or such shorter period as the U.S. Securities and Exchange Commission may determine, after the filing of the Form 25. The Common Stock began trading on the OTC Pink Market on June 25, 2025 under the symbol “SSUP”.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Terms used but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 15, 2025 (the “Proxy Statement”) by Superior Industries International, Inc. (the “Company”, “we”, “us” or “our”), and such definitions are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Stockholders

On September 15, 2025, the Company held a virtual special meeting of stockholders (the “Special Meeting”), at which the holders of 22,116,406 shares of Company common stock, par value $0.01 per share (the “Common Shares”) and the holder of 150,000 shares of Company preferred stock, par value $0.01 per share, designated as Series A Preferred Shares (the “Series A Preferred Shares” and, together with the Common Shares, the “Shares”) representing approximately 65% of the voting power of the Shares (including the Series A Preferred Shares voting on an as-converted basis and together with the Common Shares) outstanding and entitled to vote as of the Special Meeting record date of August 14, 2025 (the “Record Date”), were present at the Special Meeting via the virtual meeting website or represented by proxy. A summary of the final voting results for the following proposals, each of which is described in detail in the Proxy Statement and first mailed to the Company’s stockholders on or about August 15, 2025, is set forth below:

Proposal 1: Merger Agreement Proposal

As previously announced, on July 8, 2025, the Company entered into an Agreement and Plan of Merger (as the same may be amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”), by and among the Company, SUP Parent Holdings, LLC, a Delaware limited liability company (“Parent”), and SUP Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

At the Special Meeting, the proposal to adopt the Merger Agreement (the “Merger Agreement Proposal”) was approved, having received “for” votes from holders of a majority of the voting power of the outstanding Shares (including the Series A Preferred Shares voting on an as-converted basis and together with the Common Shares) entitled to vote on the Merger Agreement Proposal. The final votes on the Merger Agreement Proposal were as follows:

FOR	AGAINST	ABSTENTIONS
26,880,579	1,152,485	35,020

Proposal 2: Non-Binding Merger-Related Compensation Proposal

At the Special Meeting, holders of Shares voted upon and approved the proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Transactions, including the Merger (the “Merger-Related Compensation Proposal”). The Merger-Related Compensation Proposal was approved, having received “for” votes from holders of a majority of the voting power of the outstanding Shares (including the Series A Preferred Shares voting on an as-converted basis and together with the Common Shares) represented and voting at the Special Meeting (which Shares voting affirmatively also constituted at least a majority of the required quorum). The final votes on the Merger-Related Compensation Proposal were as follows:

FOR	AGAINST	ABSTENTIONS
26,758,261	1,273,215	36,608

Proposal 3: Adjournment Proposal

Because no supplement or amendment to the Proxy Statement was necessary to be provided to the Company’s stockholders and there were sufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal, adjournment of the Special Meeting was not necessary or appropriate. Accordingly, Proposal 3 was rendered moot and was not presented at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2025	SUPERIOR INDUSTRIES INTERNATIONAL, INC.
/s/ David M. Sherbin
Name: David M. Sherbin
Title: Senior Vice President, General Counsel, Secretary and Chief Compliance Officer